Exhibit 99.1

Contact:	Dan Cravens
480/693-5729
FOR IMMEDIATE RELEASE
US AIRWAYS, INC. ANNOUNCES $340 MILLION AIRCRAFT FINANCING
     Tempe, Ariz., Dec. 15, 2010—US Airways, Inc. (“US Airways” or the “Company”), a wholly-owned subsidiary of US Airways Group, Inc. (NYSE: LCC) (“US Airways Group”), announced today its intention to make an offering, subject to market and other conditions, of enhanced equipment trust certificates (the “Certificates”) in the aggregate principal amount of approximately $340 million. The Company intends to use the proceeds from the offering to refinance eight Airbus aircraft currently owned by US Airways and use the balance, if any, for general corporate purposes.
     The $340 million financing will be comprised of approximately $263 million of Class A certificates with a final expected distribution date of April 22, 2023 and approximately $77 million of Class B certificates with a final expected distribution date of April 22, 2017.
     Morgan Stanley & Co. Incorporated (“Morgan Stanley”) will act as structuring agent for the offering. Morgan Stanley, Citigroup Global Markets Inc. (“Citigroup”) and Credit Suisse Securities (USA) LLC (“Credit Suisse”) will act as the joint book-running managers for the offering; Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as a co-manager for the offering.
     The Certificates will be offered under the Company’s existing effective shelf registration statement on Form S-3 previously filed with the Securities and Exchange Commission. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the Securities and Exchange Commission. When available, copies of both the prospectus supplement and the accompanying prospectus may be obtained from Morgan Stanley (tel: 1-866-718-1649), from Citigroup (tel: 1-212-723-6171) or from Credit Suisse (tel: 1-800-221-1037).

     This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Forward Looking Statements
Certain of the statements in this press release and other materials filed or to be filed with the Securities and Exchange Commission (“SEC”) (or otherwise made by US Airways Group, US Airways or on the Company’s behalf) should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). When used in this press release and in other materials filed or to be filed with the SEC (or otherwise made by US Airways Group, US Airways or on the Company’s behalf), forward-looking statements include, without limitation, statements regarding financial forecasts or projections, and the Company’s expectations, beliefs, intentions or future strategies that are signified by the words “may,” “will,” “expect,” “intend,” “indicate,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “continue” and similar terms used in connection with statements regarding, among others, the Company’s outlook, expected fuel costs, the revenue and pricing environment, and the Company’s expected financial performance and liquidity position. These statements include, but are not limited to, statements about future financial and operating results, the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from these statements. In addition, the success of the offering described above and the sale of the Certificates are subject to market and other conditions, not all of which are within US Airways’ control. There is no assurance that US Airways will successfully complete the proposed offering on the anticipated terms or at all. The risks and uncertainties that could affect the forward-looking statements include, but are not limited to, the following: the impact of significant operating losses in the future; downturns in economic conditions and their impact on passenger demand and related revenues; increased costs of financing, a reduction in the availability of financing and fluctuations in interest rates; the impact of the price and availability of fuel and significant disruptions in the supply of aircraft fuel; the Company’s high level of fixed obligations and the Company’s ability to fund general corporate requirements, obtain additional financing and respond to competitive developments; any failure to comply with the liquidity covenants contained in the Company’s financing arrangements; provisions in the Company’s credit card processing and other commercial agreements that may affect the Company’s liquidity; the impact of union disputes, employee strikes and other labor-related disruptions; the Company’s inability to maintain labor costs at competitive levels; the Company’s reliance on third-party regional operators or third-party service providers; the Company’s reliance on automated systems and the impact of any failure or disruption of these systems; the impact of changes to the Company’s business model; competitive practices in the industry, including the impact of industry consolidation; the loss of key personnel or the Company’s ability to attract and retain qualified personnel; the impact of conflicts overseas or terrorist attacks, and the impact of ongoing security concerns; changes in government legislation and regulation; the Company’s ability to operate and grow the Company’s route network; the impact of environmental laws and regulations; costs of ongoing data security compliance requirements and the impact of any data security breach; interruptions or disruptions in service at one or more of the Company’s hub airports; the impact of any accident involving the Company’s aircraft or the aircraft of the Company’s regional operators; delays in scheduled aircraft deliveries or other loss of anticipated fleet capacity; the impact of weather conditions and seasonality of airline travel; the impact of possible future increases in insurance costs and disruptions to insurance markets; the impact of global events that affect travel behavior, such as an outbreak of a contagious disease; the impact of foreign currency exchange rate fluctuations; the Company’s ability to use net operating losses and certain other tax attributes; and other risks and uncertainties listed from time to time in the Company’s reports to and filings with the SEC. These forward-looking statements are subject to risks, uncertainties and assumptions that could cause the Company’s actual results and the timing of certain events to differ materially from those expressed in the forward-looking statements. There may be other factors not identified above of which the Company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The Company assumes no obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these estimates other than as required by law. Additional factors that may affect the future results of the Company are set forth in the section entitled “Risk Factors” in the Company’s Report on Form 10-Q for the quarter ended September 30, 2010 and in the Company’s other reports and filings with the SEC, which are available at www.usairways.com.
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